UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

____________________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2023 results was made October 26, 2023 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

____________________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2023 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 26, 2023	By: /s/ Gerald Y. Ng Gerald Y. Ng Vice President Chief Financial Officer

Exhibit 99.0

Data I/O Reports Third Quarter 2023 Results

Revenue Growth of 25% Year-to-date Despite Challenging

Business Conditions Late in Third Quarter

Redmond, WA, October 26, 2023 – Data I/O Corporation (NASDAQ:DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•       Net sales of $6.6 million; bookings of $5.3 million

•    Quarter-end backlog of $2.5 million

•       Gross margin as a percentage of sales of 53.7%

•       Net loss of ($53,000) or ($0.01) per share

•       Adjusted EBITDA* of $402,000

•       Cash & Equivalents of $11.9 million; no debt

•       Automotive Electronics represented 63% of year-to-date 2023 bookings

•        4 new customer wins, including a major SentriX® security provisioning customer in solar energy

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the third quarter ended September 30, 2023, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “The third quarter was a decidedly mixed quarter. We won some exciting deals and saw strength in adapter bookings, but system bookings were soft as customers deferred capital purchasing decisions. Capital equipment purchasing may have been delayed amid a significantly rising interest rate environment, the United Auto Workers strike in the U.S. commencing on September 15, and geopolitical uncertainty. China continues to improve but is still well below 2022 levels. We have seen bookings strength early in October, and we are encouraged by automotive electronics demand at this point in the fourth quarter.

“We added 4 new customers in the third quarter, including a major new EV factory and solar energy customer through a partner.  This demonstrates that our continued R&D investments support our leadership position in the industry.  Solar has been a strong industrial market for us this year, both for PSV systems and now SentriX products.  SentriX is making progress globally as a leading technology platform for securing firmware for connected devices in a variety of vertical markets, including AI, EV, data centers, utilities, industrial and now, solar.

“The Automotive Electronics sector represented 63% of bookings in the third quarter, consistent with the amount year-to-date.  EVs continue to take market share in terms of total vehicles sold globally which is a catalyst for Data I/O as we stand as the clear leader in EV vehicle programming worldwide.  Electronic content for each EV is estimated to be 2-3 times that of standard ICE vehicles and programming requirements continue to require higher speeds and more complexity.  Long term, the industry expects automotive silicon growth to remain strong at 10-15% growth per year through this decade.

“Total operating expenses in the third quarter were marginally higher than the same period of the prior year as R&D spending slightly increased and SG&A costs were essentially flat.  Third quarter operating expenses came in lower than the second quarter due to reduced channel expenses on lower sales volume and focused spending controls. We performed well in the third quarter despite challenging conditions. Our results demonstrate the resiliency of our operating model while controlling expenses and expanding our customer base.

“We remain positive on our outlook and continue to look for new and innovative ways to share the Data I/O story with the investment community.  We will discuss our progress, views and insights through our next fireside chat series and also with the use of the Webull Corporate Connect Service platform to enhance communications with tech-savvy retail investors.”

Financial Results

Net sales in the third quarter 2023 were $6.6 million as compared with $7.2 million in the third quarter 2022. The decrease from the prior year period primarily reflects reduced systems demand late in the third quarter, and comparison to a favorable post-lockdown recovery one year ago.  Third quarter 2023 bookings were $5.3 million, down from $7.6 million in the second quarter and down from $7.1 million in the third quarter 2022.  Asia showed moderately improved order flow as overall demand continues to reflect economic recovery in China.  Sales funnel activity in the Americas and Europe remained active but orders placed toward the end of the quarter were lower than anticipated, although an acceleration is happening in October.  Automotive electronics represented 63% of year-to-date bookings compared to 61% for all of 2022.  Backlog at the end of third quarter 2023 was $2.5 million, and the Company ended the period with deferred revenue of $1.3 million.

Gross margin as a percentage of sales was 53.7% in the third quarter 2023, as compared to 57.0% in the same period of the prior year. The difference in gross margin as a percentage of sales reflects lower sales volume on relatively fixed costs relating to the Company’s manufacturing and services platforms.

Total operating expenses in the third quarter 2023 of $3.6 million were moderately higher by $184,000 as compared to $3.4 million in the third quarter of the prior year. R&D expenses were $1.6 million in the third quarter 2023 compared to $1.4 million in the third quarter of the prior year reflecting ongoing investment in the Company’s technology platform to support continued and future growth.  Selling, general and administrative (“SG&A”) expenses were $2.0 million in the third quarter 2023 and unchanged from $2.0 million in the third quarter of the prior year. Third quarter 2023 operating expenses were $626,000, 15% lower than second quarter 2023 of $4.2 million, due to lower sales related incentive compensation, improved operational efficiencies and focused cost management.

Net loss in the third quarter 2023 was ($53,000), or ($0.01) per share, compared with net income of $847,000, or $0.10 per share, in the third quarter 2022. Included in net loss is a foreign currency transaction loss of ($15,000) for the third quarter 2023 compared to a gain of $307,000 for the third quarter 2022.  Also included in net loss is income tax expense for foreign subsidiaries of $16,000 for the third quarter 2023 and $181,000 expense for the third quarter 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was $402,000 in the third quarter 2023, compared to Adjusted EBITDA of $1,431,000 in the third quarter 2022.  Year-to-date Adjusted EBITDA is $1.8 million in 2023, compared to $435,000 in 2022.

Data I/O’s balance sheet remained strong with cash at the end of the third quarter 2023 of $11.9 million, up from $11.5 million on December 31, 2022. The increase in cash from December 31, 2022 primarily reflects year-to-date operating profitability and increased net interest income.  Data I/O had net working capital of $18.1 million on September 30, 2023, up from $17.6 million on December 31, 2022. The Company continues to have no debt.

Financial Outlook

The Company provided a financial outlook for 2023 upon reporting year end 2022 results.  The third quarter 2023 financial results affirm its long-term growth prospects and operating discipline.  For 2023, the Company now expects:

•       Double-digit revenue growth for the year, consistent with the long-term double-digit semiconductor growth rate in the automotive electronics industry;

•       Gross margins to be in the mid-to-high 50% range for the year; and

•       Operating expenses for the year to be higher than 2022 primarily due to increased R&D spending, sales commissions, variable compensation and currency effects.

Conference Call Information

A conference call discussing financial results for the third quarter ended September 30, 2023 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 8633261. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Forward Looking Statements, Non-GAAP Financial Measures and Disclaimers

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the effects on the Company’s business from Shanghai’s COVID-19 lockdowns and recovery, impact on the demand for the Company’s products, and the Russian invasion of Ukraine including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Participation in the Data I/O Fireside Chat Series is voluntary, and no compensation is provided to guest hosts.  Reference made to guest hosts, including equity research analysts and investors, in connection with this announcement and related interviews or any opinions, estimates or forecasts regarding Data I/O’s performance made by them are theirs alone and do not represent opinions, forecasts or predictions of Data I/O or its management. Data I/O does not by its reference above or distribution of marketing content in connection with the Fireside Chat Series imply its endorsement of or concurrence with such information, conclusions or recommendations by the guest hosts.

Contacts:

Gerald Ng
Vice President and CFO
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net Sales	$6,561	$7,212	$21,190	$16,946
Cost of goods sold	3,041	3,101	8,995	7,774
Gross margin	3,520	4,111	12,195	9,172
Operating expenses:
Research and development	1,577	1,432	4,922	4,605
Selling, general and administrative	2,006	1,967	7,003	5,943
Total operating expenses	3,583	3,399	11,925	10,548
Operating income (loss)	(63)	712	270	(1,376)
Non-operating income (loss):
Interest income	41	9	125	11
Gain on sale of assets	-	-	-	57
Foreign currency transaction gain (loss)	(15)	307	107	378
Total non-operating income (loss)	26	316	232	446
Income (loss) before income taxes	(37)	1,028	502	(930)
Income tax (expense) benefit	(16)	(181)	(160)	(700)
Net income (loss)	($53)	$847	$342	($1,630)

Basic earnings (loss) per share	($0.01)	$0.10	$0.04	($0.19)
Diluted earnings (loss) per share	($0.01)	$0.10	$0.04	($0.19)
Weighted-average basic shares	9,020	8,816	8,914	8,715
Weighted-average diluted shares	9,020	8,859	9,065	8,715

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,867	$11,510
Trade accounts receivable, net of allowance for
doubtful accounts of $104 and $147, respectively	4,900	4,992
Inventories	6,392	6,751
Other current assets	600	645
TOTAL CURRENT ASSETS	23,759	23,898

Property, plant and equipment – net	955	1,072
Other assets	1,602	2,195
TOTAL ASSETS	$26,316	$27,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,101	$1,366
Accrued compensation	1,661	1,670
Deferred revenue	1,304	1,575
Other accrued liabilities	1,511	1,596
Income taxes payable	84	112
TOTAL CURRENT LIABILITIES	5,661	6,319

Operating lease liabilities	871	1,500
Long-term other payables	174	237

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,020,798 shares as of September 30,
2023 and 8,816,381 shares as of December 31, 2022	22,471	21,897
Accumulated earnings (deficit)	(2,789)	(3,131)
Accumulated other comprehensive income	(72)	343
TOTAL STOCKHOLDERS’ EQUITY	19,610	19,109
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,316	$27,165

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Net Income (loss)	($53)	$847	$342	($1,630)
Interest (income)	(41)	(9)	(125)	(11)
Taxes	16	181	160	700
Depreciation and amortization	180	148	468	441
EBITDA earnings (loss)	$102	$1,167	$845	($500)

Equity compensation	300	264	929	935

Adjusted EBITDA, excluding equity compensation	$402	$1,431	$1,774	$435